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                                                                   EXHIBIT 10(Q)

                             FIRST UNION CORPORATION

                            1998 STOCK INCENTIVE PLAN
                          as amended February 20, 2001

1.       ESTABLISHMENT AND PURPOSE

         First Union Corporation, a North Carolina corporation ("First Union"), hereby establishes an incentive compensation plan, which shall be known as the "FIRST UNION CORPORATION 1998 STOCK INCENTIVE PLAN" (the "Plan").

         The purposes of the Plan are to (a) help align the long-term financial interests of Participants with those of stockholders; (b) reinforce a performance-oriented culture/strategy; (c) incent and reward employees for increasing First Union's common stock price over time; and (d) motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of First Union's operations are dependent.

2.       EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan shall become effective on April 21, 1998, subject to its approval by the stockholders of First Union, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to the terms hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. In no event may an Award be granted under the Plan after April 20, 2008. After the date on which the Plan becomes effective, no further grants will be made under the Prior Plan.

3.       DEFINITIONS

                  (a) "1934 Act" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

                  (b) "Award" means, individually or collectively, an Option (including an ISO or an NQSO), SAR, Stock Award, any other award made pursuant to the terms of the Plan, or any combination thereof.

                  (c) "Award Agreement" means an agreement entered into by the Corporation and each Participant setting forth the terms and provisions applicable to Awards.

                  (d) "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

                  (e) "Board" means the Board of Directors of First Union.

                  (f) "Change of Control" means a change in control of First Union of a nature that would be required to be reported in response to
         Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act; provided, however, that, without limitation, such a Change of Control shall be deemed to have occurred if (i) any one person, or more than one person acting as a group, acquires Beneficial Ownership of Shares that, together with Shares held by such person or group, possesses more than 50 percent of the total Fair Market Value or total voting power of the Shares, (ii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) Beneficial Ownership of Shares possessing 20 percent or more of the total voting power of the Shares, or (iii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended (or any successor thereto), including any rules and regulations promulgated thereunder.

                  (h) "Committee" means the Human Resources Committee of the Board or such other committee as is appointed by the Board to administer the Plan.

                  (i) "Corporation" means (i) First Union and any entity that is directly or indirectly controlled by First Union, or (ii) any entity in which First Union has a significant equity interest, as determined by the Committee.


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                  (j) "Covered Officer" means, for a calendar year, a
         Participant who is one of the group of executive officers of the Corporation designated by the Committee in writing as "Covered Officers".

                  (k) "Date of Termination of Employment" means, with respect to an Employee who is terminating employment with the Corporation, (i) the last day such Employee performs actual services for the Corporation as an Employee, (ii) the 91st day of a bona fide leave of absence when such Employee's right to continue employment with the Corporation is not guaranteed by law or contract or, if later, on the date that such legal or contractual guarantee lapses, (iii) the date that such Employee is deemed to have a Disability, or (iv) the date of such Employee's death, as applicable.

                  (l) "Disability", with respect to an Employee, means having received long-term disability benefits under the Coporation's Long-Term Disability Plan for a period of 12 consecutive months.

                  (m) "Early Retirement" means termination of a Participant's employment upon satisfaction of the requirements for early retirement under First Union's pension plan.

                  (n) "Employee" means an employee of the Corporation.

                  (o) "Fair Market Value" means the closing sales price of the Shares on the New York Stock Exchange Composite Tape on the valuation date, or, if there were no sales on the valuation date, the closing sales price on the New York Stock Exchange Composite Tape on the first trading day before such valuation date.

                  (p) "First Union" is defined in Section 1 herein.

                  (q) "ISO" means an Option to purchase Shares granted under
         Section 7(a) herein, which is designated as an ISO and which is intended to meet the requirements of Section 422 of the Code.

                  (r) "NQSO" means an Option to purchase Shares granted under
         Section 7(a) herein, and which is not intended to meet the requirements of Section 422 of the Code.

                  (s) "Normal Retirement" means termination of a Participant's employment upon satisfaction of the requirements for normal retirement under the terms of First Union's pension plan.

                  (t) "Option" means an ISO or an NQSO.

                  (u) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

                  (v) "Participant" means an Employee of the Corporation who has been granted an Award under the Plan.

                  (w) "Performance-Based Exception" means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

                  (x) "Performance Goals" means performance goals based on any of the following criteria and established by the Committee prior to April 1 of each year: earnings or earnings growth; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or reductions in non-performing assets. Such Performance Goals may be particular to an Employee or the division, department, branch, line of business, subsidiary or other unit in which the Employee works, or may be based on the performance of the Corporation generally.

                  (y) "Performance Stock Awards" means the Stock Awards granted to Covered Officers upon satisfaction of the conditions set forth in
         Section 7(c)(ii) of the Plan.

                  (z) "Period of Restriction" means the period during which the vesting and/or transfer of Stock Awards is limited in some way, and the Shares subject to such Stock Awards are subject to a substantial risk of forfeiture, as provided in Section 7(c) herein.

                  (aa) "Plan" is defined in Section 1 herein.

                  (bb) "Plan Year" means a twelve-month period beginning with January 1 of each year.

                  (cc) "Prior Plan" means the First Union 1996 Master Stock Compensation Plan.
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                  (dd) "RSAs" means a Stock Award granted to a Participant
         pursuant to Section 7(c) herein which contains restrictions on vesting and/or transfer.

                  (ee) "Retirement" means either Early Retirement or Normal Retirement.

                  (ff) "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of
         Section 7(b) herein.

                  (gg) "Shares" means the common stock of First Union, par value $3.33 1/3 per share.

                  (hh) "Stock Award" shall represent an Award made in Shares or denominated in units equivalent in value to Shares or any other Award based on or related to Shares, including, but not limited to, RSAs.

4.       PLAN ADMINISTRATION

                  (a) The Committee. The Committee shall be responsible for administering the Plan. If considered appropriate by the Board in light of applicable laws, rules, or regulations, the Committee shall be comprised of two or more non-employee members of the Board each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the 1934 Act and an "outside director" within the meaning of Section 162(m) of the Code. Any action taken with respect to Covered Officers for purpose of meeting the Performance-Based Exception shall be taken by the Committee only if all of the members of the Committee are "outside directors" within the meaning of Code Section 162(m).

                  (b) Committee Authority. The Committee may at any time alter, amend, suspend or discontinue the Plan or any or all agreements granted under the Plan to the extent permitted by law. Except as limited by law, or by the Articles of Incorporation or By-laws of First Union, and subject to the provisions herein, the Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Corporation and in keeping with the provisions and objectives of the Plan. These powers include, but are not limited to
         (i) selecting Award recipients and the extent of their participation;
         (ii) establishing all Award terms and conditions; (iii) adopting procedures and regulations governing Awards; and (iv) making all other determinations necessary or advisable for the administration of the Plan. In addition, except as provided herein, in First Union's Articles of Incorporation or By-laws, or pursuant to applicable law, the Committee shall have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Awards granted to any Participant. All determinations, interpretations or other actions taken or made by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons interested herein.

                  The Committee may delegate to one or more officers of the Corporation the authority to carry out some or all of its responsibilities, provided that the Committee may not delegate its authority and powers in any way which would be inconsistent with the requirements of the Code or the 1934 Act. The Committee may at any time rescind the authority delegated to any such officers.

                  In no event shall the Committee have the right to (i) cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with an Option Price that is less than the original Option Price of the Option or SAR, or otherwise reduce the Option Price, or (ii) increase the number of shares available for issuance in accordance with Section 6 of the Plan (except in accordance with Section 6(c)) without shareholder approval.

                  No member of the Committee shall be liable for any action or determination with respect to the Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in First Union's Articles of Incorporation. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Corporation's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

5.       PARTICIPATION

         The individuals who shall be eligible to receive Awards under the Plan shall be officers or other selected key employees of the Corporation as the Committee shall approve from time to time.
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         In the event of a change in a Participant's duties and
responsibilities, or a transfer of the Participant to a different position, the Committee may terminate any Award granted to such Participant or reduce the number of Shares subject thereto commensurate with the transfer or change in responsibility, as determined by the Committee in its discretion.

         Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Corporation operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Employees (if any) employed outside the United States are eligible or required to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Employees, and (iii) establish subplans, modified Option exercise and other terms and procedures to the extent such actions may be necessary or advisable.

6.       AVAILABLE SHARES OF COMMON STOCK

                  (a) Share Limitations. The aggregate amount of Shares that may be granted under the Plan shall be as follows:

                           (i) the aggregate number of Shares as to which Awards may be granted in any Plan Year shall not exceed 1.5% of the total Shares outstanding as reported in the Annual Report on Form 10-K of First Union for the fiscal year ending immediately prior to such Plan Year;

                           (ii) there shall be carried forward and be available for Awards under the Plan in each Plan Year, in addition to the Shares available for grant under Section 6(a)(i) above, (a) 5,000,000 Shares available for issuance under the Prior Plan; (b) with respect to any succeeding Plan Year, any unused portion of the limit for a Plan Year; and (c) any Shares represented by Awards or portions of Awards made under the Plan which are forfeited, expire, terminate or are canceled or settled without issuance; provided, however, that if (a) the Option Price for an Option granted under the Plan is satisfied by tendering Shares or (b) an SAR is paid by issuing Shares, only the net number of Shares issued shall be used for determining the maximum number of Shares available for issuance under the Plan;

                           (iii) the aggregate number of Shares (prior to adjustments as provided in Section 6(c)) that may be represented by Awards granted to any single individual under the Plan in any calendar year under Sections 7(a), (b) and (c) of the Plan shall not exceed 750,000; and

                           (iv) the aggregate number of Shares (prior to adjustments as provided in Section 6(c)) that may be covered by Awards made in the form of ISOs shall not exceed 100,000,000. Such aggregate number of Shares may be increased by any Shares represented by ISOs or portions of ISOs granted under the Plan which are forfeited, expire, terminate or are cancelled or settled without issuance. If the Option Price for an ISO granted under the Plan is satisfied by tendering Shares, only the net number of Shares issued shall be used for determining the maximum number of Shares in the form of ISOs available for issuance under the Plan.

                  (b) Shares not applied to limitations. The following will not be applied to the share limitations of Section 6(a) above: (i) dividends or dividend equivalents paid in cash in connection with outstanding Awards, (ii) stock denominated Awards which by their terms may be settled only in cash, and
(iii) Shares and any Awards that are granted through the assumption of, or in substitution for, outstanding Awards previously granted to Employees as the result of a merger, consolidation, or acquisition of the employing company as the result of which it is merged with the Corporation or becomes a subsidiary of the Corporation.

                  (c) Adjustments. In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other change affecting Shares or Share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to the limitations on the numbers of Shares that may be issued and represented by Awards under the Plan; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. Upon the occurrence of any such event, the Committee may also (or in lieu of any of the foregoing adjustments) make such other adjustments as it shall consider appropriate to preserve the benefits or potential benefits intended to be made available to Participants. Options granted pursuant to the Plan and described as ISOs shall not be adjusted in a manner that causes the Options to fail to continue to qualify as ISOs.

         The Shares subject to the provisions of the Plan shall be shares of authorized but unissued Shares.

7.       AWARDS UNDER THE PLAN

         The types of Awards set forth in this Article 7 may be granted under the Plan, singly, in combination or in tandem as the Committee may determine.
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         (a)      Options.

                  (i) Grant. An Option shall represent a right to purchase a specified number of Shares at a stated Option Price during a specified time, not to exceed ten years from the date of grant, as determined by the Committee. The Option Price per Share for each ISO shall not be less than 100% of the Fair Market Value on the date of grant. An Option may be in the form of an ISO which is consistent with the applicable terms, conditions, and limitations established by the Code and the Committee. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Options granted under this Section 7(a) shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant. Upon satisfaction of the applicable conditions to exercisability specified in the terms and conditions of the Award as set forth in the Award Agreement, the Participant shall be entitled to exercise the Option in whole or in part and to receive, upon satisfaction or payment of the Option Price in the manner contemplated in this Section 7(a), the number of Shares in respect of which the Option shall have been exercised.

                  (ii) Exercise. Options shall be exercised by the delivery of a written notice of exercise to the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Shares covered by an Option may be purchased by methods designated by the Committee, in its discretion, including, but not limited to (A) a cash payment; (B) tendering Shares owned by the Participant, valued at the Fair Market Value at the date of exercise; or (C) any combination of the above. As soon as practicable after receipt of a written notification of exercise and full payment, the Corporation shall deliver to the Participant, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

                  (iii) Termination. If the employment of a Participant with the Corporation shall terminate by reason of death, Disability or Retirement, any then outstanding Options granted to such Participant shall become immediately exercisable on the Date of Termination of Employment. Unless the Committee determines otherwise, any such outstanding Options will be forfeited on the expiration date of such Options or within three years after the Date of Termination of Employment, whichever period is shorter. Unless the Committee determines otherwise, if the employment of a Participant with the Corporation shall terminate for any reason other than death, Disability or Retirement, (i) any then outstanding but unexercisable Options granted to such Participant will be forfeited on the Date of Termination of Employment, and (ii) any then outstanding and exercisable Options granted to such Participant will be forfeited on the expiration date of such Options or three months after the Date of Termination of Employment, whichever period is shorter.

                  (iv) ISOs. In the case of any outstanding Options granted to a Participant that are ISOs, the tax treatment prescribed under
         Section 422 of the Code shall not be available if such Options are not exercised (A) within three months after the Date of Termination of Employment unless such termination is due to death or Disability, or
         (B) within one year after the Date of Termination of Employment due to Disability. If a Participant's employment is terminated due to death, the tax treatment prescribed under Section 422 of the Code shall be available if the Participant was either an Employee on the date of death or an Employee within the three month period prior to the date of death.

         (b)      SARs.

                  (i) Grant. An SAR shall represent a right to receive a payment in cash, Shares, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over an amount which shall be no less than the Fair Market Value on the date the SAR was granted (or the Option Price for SARs granted in tandem with an Option) as set forth in the applicable Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, and such other provisions as the Committee shall determine. SARs granted under this Section 7(b) shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

                  (ii) Exercise. SARs shall be exercised by the delivery of a written notice of exercise to the Corporation, setting forth the number of Shares with respect to which the SAR is to be exercised. The date of exercise of the SAR shall be the date on which the Corporation shall have received notice from the Participant of the exercise of such SAR. SARs granted in tandem with the grant of an Option may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. SARs granted in tandem with the grant of an Option may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to
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         SARs granted in tandem with an ISO, (A) such SAR will expire no later than the expiration of the underlying ISO, (B) the value of the payout with respect to such SAR may be for no more than one hundred percent of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time such SAR is exercised, and (C) such SAR may be exercised only when the Fair Market Value of the Shares subject to the underlying ISO exceeds the Option Price of the ISO. SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor law) of the 1934 Act. In the event the SAR shall be payable in Shares, a certificate for the Shares acquired upon exercise of an SAR shall be issued in the name of the Participant as soon as practicable following receipt of notice of exercise. No fractional Shares will be issuable upon exercise of the SAR and, unless provided in the applicable Award Agreement, the Participant will receive cash in lieu of fractional Shares.

                  (iii) Termination. If the employment of a Participant with the Corporation shall terminate by reason of death, Disability or Normal Retirement, any then outstanding SARs granted to such Participant shall become immediately exercisable on the Date of Termination of Employment. Unless the Committee determines otherwise, any such outstanding SARs will be forfeited on the expiration date of such SARs or within three years after the Date of Termination of Employment, whichever period is shorter. Unless the Committee determines otherwise, if the employment of a Participant with the Corporation shall terminate for any reason other than death, Disability or Normal Retirement, (i) any then outstanding but unexercisable SARs granted to such Participant will be forfeited on the Date of Termination of Employment, and (ii) any then outstanding and exercisable SARs granted to such Participant will be forfeited on the expiration date of such SARs or three months after the Date of Termination of Employment, whichever period is shorter.

         (c)      Stock Awards.

                  (i) Grant. All or any part of any Stock Award may be subject to conditions and restrictions established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, continuous service with the Corporation, a requirement that Participants pay a stipulated purchase price for each Stock Award, the achievement of specific Performance Goals, and/or applicable securities laws restrictions. During the applicable Period of Restriction, Participants holding RSAs may exercise full voting rights with respect to such Shares. During the applicable Period of Restriction, Participants holding RSAs shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the RSAs with respect to which they are paid.

                  (ii) Performance Stock Awards. Performance Stock Awards will be granted to Covered Officers under the following conditions:

                           (A) Prior to April 1 of each year, the Committee shall determine the Covered Officers and the Performance Goals for such year that will need to be attained in order to permit Performance Stock Awards to be granted to the Covered Officers in the following year; and

                           (B) the value of Performance Stock Awards granted to a Covered Officer (calculated by multiplying the Fair Market Value on the date of grant times the number of Shares of the Stock Award) shall equal 300% of the Covered Officer's base salary for the calendar year preceding the date of grant; provided, that such value may not exceed $4,500,000; and provided, further, that the Committee may, in its discretion, reduce the number of Shares to be granted in the Performance Stock Award.

         Notwithstanding the foregoing, any Shares of restricted stock issued to Covered Officers in 1998 pursuant to the satisfaction of the performance goal set forth in the Prior Plan shall be issued under the Plan in accordance with the terms, conditions and limitations set forth in the Prior Plan.

                  (iii) Termination. Unless the Committee determines otherwise, if the employment of a Participant with the Corporation shall terminate because of Normal Retirement, Disability or death, any remaining Period of Restriction applicable to Stock Awards granted to such Participant shall automatically terminate and, except as otherwise provided in this Section 7(c), such Stock Awards shall be free of restrictions and freely transferable. Unless the Committee determines otherwise, if the employment of a Participant with the Corporation shall terminate for any reason other than death, Disability or Normal Retirement, then any Stock Awards subject to restrictions on the date of such termination shall automatically be forfeited on the Date of Termination of Employment and returned to the Corporation; provided, however, if such employment terminates due to Early Retirement or any involuntary termination by the Corporation, the Committee may, in

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         its sole discretion, waive the automatic forfeiture of any or all such
         Stock Awards and/or may add such new restrictions to such Stock Awards as it deems appropriate.

8.       DIVIDENDS AND DIVIDEND EQUIVALENTS

         The Committee may provide the Awards under Section 7(c) of the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

9.       PAYMENTS AND PAYMENT DEFERRALS

         Payment of Awards may be in the form of cash, Shares, other Awards, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit Participants to elect to defer the receipt or issuance of Shares from Options or Stock Awards or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements of Awards include the payment or crediting of earnings on deferred amounts. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code affecting tax deductibility) would disallow a tax deduction by the Corporation for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine.

10.      TRANSFERABILITY

                  (a) ISOs. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. The foregoing shall also apply to all SARs granted in tandem with an ISO.

                  (b) NQSOs and SARs. Except as otherwise provided in a Participant's Award Agreement, no NQSO or SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs and SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                  (c) Stock Awards. Stock Awards granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the applicable Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement. All rights with respect to a Stock Award granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

11.      CHANGE OF CONTROL

         In the event of (i) any merger, consolidation, or acquisition where the stockholders of First Union on the effective date of such merger, consolidation, or acquisition do not own at least 50% of the outstanding shares of voting stock of the surviving corporation, or (ii) any Change of Control, each Award granted under the Plan shall immediately be exercisable and/or fully vested and nonforfeitable, as the case may be.

12.      AWARD AGREEMENTS

         Each Award under the Plan shall be evidenced by an Award Agreement setting forth its terms, conditions, and limitations for each Award, the provisions applicable in the event the Participant's employment terminates, and the Corporation's authority unilaterally or bilaterally to amend, modify, suspend, cancel, or rescind any Award. The Committee need not require the execution of any such agreement by the recipient, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms and conditions of the Awards.

13.      TAX WITHHOLDING

         The Corporation shall have the right to deduct from any settlement of an Award made under the Plan, including the delivery of Shares, or require the payment of, a sufficient amount to cover withholding of any federal, state or local or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and as permitted or required by applicable rules and regulations, or to take such other action as may be necessary to satisfy any such withholding obligations. If the Committee permits or requires Shares to be used to satisfy required tax withholding, such Shares shall be valued at the Fair Market Value as of the tax recognition date for such Award or such other date as may be required by applicable law, rule or regulation. The Corporation shall have the right to effect income, social security and medicare tax withholding and reporting as may be required under applicable law upon the disposition by an Employee of Common Stock acquired upon the exercise of an option qualifying as an incentive stock option under Section 422 of the Code at the time of exercise. The Corporation shall collect any required withholding from "other earnings" of the employee. In the absence of "other earnings" sufficient to satisfy such withholding, the employee shall remit such amounts required to satisfy such withholding obligations to the Corporation within 10 business days of any such notice and request for payment.

14.      OTHER BENEFIT AND COMPENSATION PROGRAMS

         Unless otherwise specifically determined by the Committee, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from the Corporation's benefit plans or severance program. Further, the Corporation may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary. The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or the satisfaction of conditions, lapse or waiver of restrictions with respect to Stock Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

15.      UNFUNDED PLAN

         Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Corporation and shall not confer upon any participant any right, title, or interest in any assets of the Corporation.

16.      REGULATORY APPROVALS

         The implementation of the Plan, the granting of any Award under the Plan, and the issuance of Shares upon the exercise or settlement of any Award shall by subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, or the Shares issued pursuant to it.

17.      RIGHTS AS A STOCKHOLDER

         A Participant shall have no rights as a stockholder with respect to Shares covered by an Award until the date the Participant or his nominee is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 6(c).

18.      FUTURE RIGHTS

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or to participate in any other compensation or benefit plan, program or arrangement of the Corporation. In addition, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

19.      GOVERNING LAW

         The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of North Carolina.

20.      SUCCESSORS AND ASSIGNS

         The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

21.      INDEMNIFICATION

         Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under First Union's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

22.      APPLICATION OF FUNDS

         The proceeds received by the Corporation from the issuance of Shares pursuant to the exercise of Options will be used for general corporate purposes.